Exhibit 10.3

TC BIOPHARM (HOLDINGS) PLC

TC BIOPHARM (HOLDINGS)

PLC COMPANY SHARE

OPTION PLAN 2021

Adopted by the Board of the Company on [DATE]

Approved by shareholders of the Company in general meeting on [DATE]

	Contents

	Clause	Page

1	Definitions and interpretation	1
2	Grant of Options	5
3	Vesting and Performance Conditions	6
4	Limits on grants	7
5	Vesting and Exercise of Options	8
6	Manner of exercise of Options	8
7	Cessation of Employment	9
8	Takeovers and liquidations	10
9	Lapse and suspension of Options	13
10	Variation of share capital	14
11	Malus and clawback	14
12	Tax liabilities	16
13	Relationship with employment contract	16
14	Notices	17
15	Administration and amendment	18
16	Governing law	19
17	Jurisdiction	19
18	Third Party Rights	19
19	Data protection	19

RULES OF THE TC BIOPHARM (HOLDINGS) PLC COMPANY SHARE OPTION PLAN 2021

1	Definitions and interpretation

1.1	In this Plan, unless the context otherwise requires:

Adoption Date means the date of the adoption of the Plan by the Board

Associate has the meaning given in paragraph 12 of Schedule 4

Associated Company has the meaning given in paragraph 35 of Schedule 4

Bad Leaver means an Option Holder who ceases to be an Employee as a result of such Employee:

(a)	acting fraudulently or dishonestly; or

(b)	committing an act of gross misconduct; or

(c)	acting in a manner which the Board considers has or could substantially impair the reputation, value and goodwill of the Company

Board means the board of directors of the Company or a committee of directors appointed by that board to carry out any of its functions under the Plan

Business Day means a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business

Company means TC BioPharm (Holdings) plc, a company incorporated in Scotland with registered number SC713098

Constituent Company means the Company and any Eligible Company nominated by the Board to be a Constituent Company from time to time

Control has the meaning given in section 719 of ITEPA 2003

Date of Grant means the date on which an Option is granted under the Plan

Deed of Acceptance a deed executed by the Option Holder confirming their acceptance of the Option, which shall be annexed to each Option Certificate

Eligible Company means any company of which the Company has Control, including any jointly owned company (as defined in paragraph 34 of Schedule 4) that is treated as being under the Company’s Control under paragraph 34 of Schedule 4 and that is not excluded from being a Constituent Company under paragraph 34(4) of Schedule 4

Eligible Employee means:

(a)	any Employee; or

(b)	a director of a Constituent Company who is required to devote at least 25 hours per week (excluding meal breaks) to his duties who, in either case:

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(a)	does not have a Material Interest (either on his own or together with one or more of his Associates), and has not had such an interest in the last 12 months; and

(b)	has no Associate or Associates that has or (taken together) have a Material Interest, or had such an interest in the last 12 months

Employee means an employee of a Constituent Company

Employer Contributions means secondary class 1 (employer) NICs (or any similar liability for social security contributions in any jurisdiction) or similar contributions (including, but not limited to, apprenticeship levy and health and social care levy) and that may be lawfully recovered from the Option Holder

Exercise Price means the price at which each Share subject to an Option may be acquired on the exercise of that Option, which (subject to Rule 9):

(a)	if Shares are to be newly issued to satisfy the exercise of the Option, may not be less than the nominal value of a Share; and

(b)	may not be less than the Market Value of a Share on the Date of Grant

Existing CSOP Options means all:

(a)	Options and

(b)	options granted under any other Schedule 4 CSOP that has been established by the Company or any of its Associated Companies,

that can still be exercised

Existing EMI Options means all qualifying options (as defined in section 527 of ITEPA 2003) that have been granted as a result of employment with the Company (or any other member of a group of companies to which the Company belongs) that can still be exercised

Existing Option means an option or any other right to acquire or receive Shares granted under any Share Incentive Scheme (including the Plan), that remains capable of exercise, or in the case of options or rights that do not require exercise, remains capable of satisfaction

Good Leaver means an Option Holder who ceases to be an Eligible Employee by reason of:

(a)	injury, disability, redundancy or retirement;

(b)	the occurrence of a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006 with respect to the business which employees the Participant; or

(c)	the Constituent Company which employs the Participant ceasing to be Controlled (directly or indirectly) by the Company

Grantor means the person granting an Option, that may be:

(a)	the Company; or

(b)	the trustees of an employee benefit trust authorised by the Board to grant Options at the relevant time; or

(c)	any other person so authorised by the Board to grant Options at the relevant time

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HMRC means HM Revenue & Customs

ITEPA 2003 means the Income Tax (Earnings and Pensions) Act 2003

Key Feature means any provision of the Plan that is necessary to meet the requirements of Schedule 4

Market Value means whichever of the following applies:

(i)	on any day on which Shares are listed on the London Stock Exchange the closing price of the Shares as quoted by the Financial Times on the business day immediately preceding the date of grant, or any alternative mechanism for ascertaining market value which is agreed in writing by HMRC;

(ii)	on any day on which Shares are not listed on that exchange, the market value determined in accordance with the applicable provisions of Part VIII of the Taxation of Chargeable Gains Act 1992, as agreed in advance of the relevant Date of Grant with HMRC Shares and Assets Valuation

If Shares are subject to a Relevant Restriction, Market Value shall be determined as if they were not subject to a Relevant Restriction.

Material Interest has the meaning given existing in paragraph 9 of Schedule 4

Option means a right to acquire Shares granted under the Plan

Option Certificate means a document setting out the terms of an Option, issued under Rule 2.3

Option Holder means an individual who holds an Option or, where applicable, his personal representatives

Option Shares means, in respect of any Option, the Shares in respect of which that Option subsists

Performance Condition means any condition set under Rule 3 that:

(a)	must be met before an Option can be exercised at all; and/or

(b)	provides that the extent to which an Option becomes capable of exercise shall be determined by reference to performance over a certain period measured against specified targets in accordance with the terms of Rule 3

Plan means the TC Biopharm (Holdings) plc Company Share Option Plan 2021 constituted by these Rules, as amended from time to time

Relevant CSOP Options means all Options granted under the Plan (and any other Schedule 4 CSOP as a result of employment with the Company (or any other member of a group of companies to which the Company belongs) that can still be exercised

Relevant Restriction means any provision included in any contract, agreement, arrangement or condition to which any of sections 423(2), 423(3) and 423(4) of ITEPA 2003 would apply if references in those sections to employment-related securities were references to Shares

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Rollover Period means any period during which Options may be exchanged for options over shares in another company (under paragraph 26 of Schedule 4, Rule 8.7 and Rule 8.8)

Schedule 4 means Schedule 4 to ITEPA 2003

Schedule 4 CSOP means a share plan that meets the requirements of Schedule 4 to ITEPA 2003

Share Incentive Scheme means any arrangement to provide employees and/or directors with Shares or rights over Shares

Shares means ordinary shares of £0.01 each in the Company (subject to Rule 9) that meet the requirements of paragraphs 16 to 18 and paragraph 20 of Schedule 4

Sufficient Shares means the smallest number of Shares that, when sold, will produce an amount at least equal to the relevant Tax Liability (after deduction of brokerage and any other charges or taxes on the sale)

Tax Liability means the total of:

(a)	any PAYE income tax and primary class 1 (employee) national insurance contributions or any like sum (including health and social care levy) (or any similar liability to withhold amounts in respect of income tax or social security contribution in any jurisdiction), that any employer (or former employer) of an Option Holder is liable to account for as a result of the exercise of an Option; and

(b)	any Employer Contributions that any employer (or former employer) of an Option Holder is liable to pay as a result of the exercise of an Option, unless the Option Certificate specifies otherwise

Vest means an Option (or parts of an Option) becoming exercisable following satisfaction of time based and performance based criteria as set out in the relevant Option Certificate and the word Vested and Vesting shall be construed accordingly

Vesting Period means the period ending on the last date/event specified in the Vesting Schedule which shall not be shorter than three years from the Date of Grant of an Option

Vesting Schedule means a timetable set by the Board, as set out in the Option Certificate, which sets dates and/or events the occurrence of which may (subject to the provisions of Rule 5) permit the Option (or part of the Option) to be exercised

Vested Option means the part of an Option that is Vested at any time.

1.2	Rule headings shall not affect the interpretation of the Plan.

1.3	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular and words importing either gender include all genders.

1.4	A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.

1.5	A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.

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1.6	A reference to writing or written includes fax and e-mail.

1.7	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

1.8	A reference to the Plan or to any other agreement or document referred to in the Plan is a reference to the Plan or such other agreement or document as varied or novated (in each case, other than in breach of the provisions of the Plan) from time to time.

1.9	References to Rules are to the Rules of the Plan.

1.10	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

2	Grant of Options

2.1	Subject to the Rules of the Plan, any Grantor may grant Options to any Eligible Employee it chooses at any time.

2.2	Options may not be granted:

(a)	at any time when that grant would be prohibited by, or in breach of any:

(i)	law; or

(ii)	any other regulation with the force of law; or

(b)	before the Adoption Date; or

(c)	after the tenth anniversary of the Adoption Date.

2.3	Subject to Rule 2.5, an Option shall be granted by the Grantor unilaterally executing an Option Certificate as a deed, in a form approved by the Board. Each Option Certificate shall be sent to the relevant Option Holder and shall specify (without limitation):

(a)	the Date of Grant of the Option and that the Option shall lapse if the Deed of Acceptance (which shall be attached to the Option Certificate) is not signed and returned to the Company within 30 days of the Date of Grant;

(b)	the number and class of the Shares over which the Option is granted;

(c)	the Exercise Price;

(d)	the date(s) after which the Option, or part of the Option, may be exercised, unless an earlier event occurs to cause the Option to lapse or to become exercisable, in whole or in part. Subject to Rules 7 and 8, any such date may not be:

(i)	earlier than the third anniversary of the Date of Grant unless the Board determines otherwise upon the Date of Grant of an Option, in its absolute discretion; or

(ii)	later than the tenth anniversary of the Date of Grant;

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(e)	the date when the Option will lapse, assuming that the Option is not exercised earlier and no event occurs to cause the Option to lapse earlier. This date must not be later than the tenth anniversary of the Date of Grant;

(f)	any Performance Conditions and the method by which the Performance Conditions may be varied or waived;

(g)	a statement that:

(i)	the Option is subject to these Rules, Schedule 4 and any other legislation applying to Schedule 4 CSOPs; and

(ii)	the provisions listed in Rule 2.3(g)(i) shall prevail over any conflicting statement relating to the Option’s terms;

(h)	whether or not the Shares are subject to any Relevant Restrictions and, if so, the nature of the Relevant Restrictions;

(i)	whether or not the Option Holder shall be liable for Employer Contributions as set out in Rule 13.2; and

(j)	any additional term as the Board may specify (including any “lock-in period” pursuant to Rule 5.3).

2.4	No amount shall be paid for the grant of an Option.

2.5	If an Option Holder fails to sign the Deed of Acceptance within 30 days of the Date of Grant, their Option shall lapse.

3	Vesting and Performance Conditions

3.1	On the Date of Grant of any Option, the Grantor:

(a)	subject to the remaining provisions of this Rule 3, shall specify the timing and basis upon which the Option shall Vest, to be expressed as a Vesting Schedule within or appended to the Option Certificate;

(b)	may specify one or more Performance Conditions for the Option which would need to be satisfied in order for the Option to Vest; and

(c)	may specify, for any Performance Condition:

(i)	any restrictions that will apply to variation or waiver of that Performance Condition under Rule 3.4; or

(ii)	that there may be no such variation or waiver.

3.2	A Performance Condition may be specified to apply only to part of an Option.

3.3	Any Performance Condition shall be measured against such objective criteria as the Board shall in its absolute discretion acting fairly and reasonably determine which may include, amongst other factors, criteria relating to the relevant Option Holder’s performance evaluations or Company’s corporate milestones.

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3.4	Subject to any restrictions on variation or waiver specified by the Grantor under Rule 3.1(c), the Board may vary or waive any Performance Condition if events occur that cause:

(a)	an Option to become exercisable before the end of the period over which the original Performance Condition was to be assessed, if the original Performance Condition cannot reasonably be applied to the shortened time period; or

(b)	the Board to decide the Performance Condition is no longer an appropriate measure of performance,

but any varied Performance Condition must be (in the reasonable opinion of the Board):

(c)	no more difficult to satisfy than the original Performance Condition was at the Date of Grant; and

(d)	not materially easier to satisfy than the original Performance Condition was at the Date of Grant.

Under this Rule 3.4, the Board shall exercise its discretion in a manner that is fair and reasonable.

3.5	The Board shall determine whether, and to what extent, Performance Conditions have been satisfied at the end of the Vesting Period. To the extent that any Performance Condition has not been satisfied, either in whole or in part, by the end of the Vesting Period, the Board shall determine in its absolute discretion whether and the extent to which that Option shall vest, lapse or continue to subsist save that in no circumstances may the Option subsist beyond the tenth anniversary of the Date of Grant.

3.6	If an Option is subject to any Performance Condition, the Board shall notify the Option Holder (and the Grantor, if not the Company) within a reasonable time after the Board becomes aware of the relevant information:

(a)	whether (and if relevant, to what extent) the Performance Condition has been satisfied;

(b)	when that Performance Condition has become incapable of being satisfied, in whole or in part; and

(c)	of any waiver or variation of that Performance Condition under Rule 3.4.

4	Limits on grants

4.1	References to Market Value in this Rule 4 are to the Market Value on the date on which the relevant option was granted.

4.2	If the grant of any share option intended to be an Option (referred to in this Rule 4.2 as the Excess Option) would cause the total Market Value of shares subject to:

(a)	the Excess Option; and

(b)	all Existing CSOP Options held by the relevant Eligible Employee,

to exceed £30,000 (or any other amount specified in paragraph 6 of Schedule 4 at the relevant time), the whole of that Excess Option shall take effect as a share option granted outside the Plan (but subject to the same terms and conditions as if it were an Option) and without the tax advantages available for Options.

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4.3	If the grant of any share option intended to be an Option (referred to in this Rule 4.3 as the Excess Option) would cause the total Market Value of shares subject to:

(a)	the Excess Option; and

(b)	all Relevant CSOP Options held by the relevant Eligible Employee; and

(c)	all Existing EMI Options held by the relevant Eligible Employee,

to exceed £250,000 (or any other amount specified in section 536(1)(e) of ITEPA 2003 at the relevant time), the whole of that Excess Option shall take effect as a share option granted outside the Plan (but subject to the same terms and conditions as if it were an Option) and without the tax advantages available for Options.

5	Vesting and Exercise of Options

5.1	Subject to Rule 9, this Rule 5, Rule 7 and Rule 8, a Vested Option may be exercised at any time following the end of the Vesting Period as set out in the Option Certificate.

5.2	No Option may be exercised when its exercise is prohibited by, or would be a breach of, any law or regulation with the force of law.

5.3	The Board may, in its discretion, specify in an Option Certificate an additional period of up to 24 months after Vesting which must pass before the Option may be exercised.

5.4	No Option may be exercised at any time when the Option Holder:

(a)	has a Material Interest (any interests of the Option Holder’s Associates being treated as belonging to the Option Holder for this purpose); or

(b)	had a Material Interest in the 12 months before that time (any interests of the Option Holder’s Associates being treated as having belonged to the Option Holder for this purpose).

5.5	An Option may only be exercised if the Option Holder has:

(a)	confirmed his agreement to Rule 12.1 in writing (this confirmation may be included in the exercise notice); and

(b)	made any arrangements, or entered into any agreements, required under Rule 12.1.

5.6	If an Option Vests in part (for example because Performance Conditions are partly met) the Option shall lapse upon the end of the Vesting Period to the extent not Vested (unless the Board determines in its discretion otherwise).

6	Manner of exercise of Options

6.1	A Vested Option may be exercised in whole or part at the discretion of the Option Holder. Subject to the remaining provisions of this Rule 6.1 and Rule 6.3 below, an Option Holder may exercise their Option in part over such number of Shares (up to the maximum extent permitted in accordance with the Rules at the time of exercise) as the Option Holder, in their absolute discretion decides at the time of exercise, provided that the Option Holder does not exercise their Option over less than the lower of the following number of Shares:

(a)	3,000 Shares; or

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(b)	10% of the total number of Shares granted to the Option Holder pursuant to the Option on the relevant Grant Date,

save that, if after such exercise, the Participant holds less than 3,000 Option Shares, such Participant can exercise their Option in full in respect of the remaining Option Shares without breaching this Rule 6.1.

6.2	A Vested Option shall be exercised by the Option Holder giving a written exercise notice in the form and manner prescribed by the Board that shall include the confirmation required under Rule 5.5(a) (unless this has been provided separately).

6.3	Any exercise notice shall be accompanied by:

(a)	payment of an amount equal to the Exercise Price multiplied by the number of Shares specified in the notice or, if the Board so permits, an undertaking to pay that amount; and

(b)	any payment required under Rule 12; and/or

(c)	any documents relating to arrangements or agreements required under Rule 12.

6.4	Shares shall be allotted and issued (or transferred, as appropriate) within 30 days after a valid Option exercise, subject to the other Rules of the Plan.

6.5	Except for any rights determined by reference to a date before the date of allotment, Shares allotted and issued in satisfaction of the exercise of an Option shall rank equally in all respects with the other shares of the same class in issue at the date of allotment.

6.6	If the Shares are listed or traded on any stock exchange, the Company shall apply to the appropriate body for any newly issued Shares allotted on exercise of an Option to be admitted to trading on that exchange.

7	Cessation of Employment

7.1	Save in the case of death, where Rule 7.4 shall apply, if an Option Holder ceases to be an Employee their Option shall immediately be suspended on and from the earlier of:

(a)	the date on which notice is either given or received the effect of which will be that at the end of the notice period the Option Holder will no longer be either an employee or a director of any Eligible Company; or

(b)	the date the Option Holder ceases to be an employee or director of any Eligible Company;

and their Option shall be dealt with in accordance with Rule 7.2 to the extent they ceased to be an Employee before the third anniversary of the Date of Grant and pursuant to Rule 7.3 to the extent after the third anniversary.

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7.2	Where an Option is to be dealt with in accordance with this Rule 7.2 the Board shall within 30 days of the date specified at Rule 7.1 determine whether the Option Holder is a Good Leaver and:

(a)	if the Option Holder is not a Good Leaver, their Option shall immediately lapse;

(b)	if the Option Holder is a Good Leaver, their Option shall cease to be suspended and shall be exercisable to the extent Vested during the period of six months following the date of cessation of employment, unless the Board determines in its absolute discretion that the Option shall be exercisable for a longer period which shall, in no circumstances exceed the tenth anniversary of the Date of Grant.

7.3	Save in the case of death, where Rule 7.4 shall apply, where an Option is to be dealt with in accordance with this Rule 7.3 the Board shall as soon as possible determine if the Option Holder is a Bad Leaver and:

(a)	if the Option Holder is a Bad Leaver, their Option shall immediately lapse; and

(b)	if the Option Holder is not a Bad Leaver, their Option shall cease to be suspended and shall be exercisable to the extent Vested during the period of six months following the date of cessation of employment, unless the Board determines in its absolute discretion that the Option shall be exercisable for a longer period which shall, in no circumstances exceed the tenth anniversary of the Date of Grant.

7.4	If an Option Holder dies the Option shall be exercisable to the extent Vested in the twelve months following the date of death by the personal representatives of the Option Holder.

7.5	For the purposes of this Rule 7, an Option Holder shall not be treated as ceasing to be an Employee until such time as they are no longer either an employee or director of any Eligible Company, regardless of whether they hold any other office with the Company or any group Company, unless the Board determines otherwise.

7.6	Where an Option is suspended pursuant to this Rule 7, this means it shall cease to Vest and shall not be exercisable until such time as it ceases to be suspended and does not lapse.

7.7	It is acknowledged that, to the extent a Good Leaver is permitted to retain their Option for more than six months pursuant to Rule 7.2(b) (or such alternative period as provided in section 524 of ITEPA, or any equivalent or replacement legislation) that Option shall cease to qualify for tax benefits pursuant to Schedule 4.

8	Takeovers and liquidations

8.1	For the purposes of this Rule 8, a Relevant Event means:

(a)	a person (the Controller) obtaining Control of the Company as a result of:

(i)	making a general offer to acquire the whole of the issued share capital of the Company (except for any capital already held by the Controller or any person connected with the Controller) that is made on a condition such that, if it is satisfied, the person making the offer will have Control of the Company; or

(ii)	making a general offer to acquire all the shares in the Company (except for any shares already held by the Controller or any person connected with the Controller) that are of the same class as the Shares; or

(b)	the court sanctioning a compromise or arrangement under section 899 of the Companies Act 2006 that is applicable to or affects:

(i)	all the ordinary share capital of the Company or all the shares of the same class as the shares to which the option relates; or

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(ii)	all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 4 CSOP; or

(c)	shareholders becoming bound by a non-UK reorganisation (as defined by paragraph 35ZA of Schedule 4) that is applicable to or affects:

(i)	all the ordinary share capital of the Company or all the shares of the same class as the shares to which the option relates; or

(ii)	all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 4 CSOP; or

(d)	a person becomes bound or entitled to acquire Shares under sections 979 to 985 of the Companies Act 2006.

8.2	If there is a Relevant Event before the end of a Vesting Period, the relevant Options shall be exercisable to the extent Vested save that the Board may determine in its absolute discretion:

(a)	to permit an Option to Vest in full, if it deems it appropriate; and

(b)	as to whether Vesting shall remain subject to the satisfaction of the Performance Conditions specified in the relevant Option Certificates and/or whether to deem any such Performance Conditions as met (in accordance with Rule 3.4).

8.3	The exercise of Options under this Rule 8 is subject to it not having lapsed earlier under these Rules.

8.4	Subject to Rule 8.7 a Vested Option (whether pursuant to Rule 8.2 or otherwise) may be exercised:

(a)	within 6 months of a Relevant Event occurring under Rule 8.1(a), Rule 8.1(b), or Rule 8.1(c);

(b)	at any time after a Relevant Event occurring under Rule 8.1(d), continuing for as long as that person remains so bound or entitled.

8.5	If

(a)	a Relevant Event specified in Rule 8.1(a) occurs; or

(b)	a change of Control occurs as a result of a Relevant Event specified in Rule 8.1(b), Rule 8.1(c) or Rule 8.1(d);

and, as a result of the change of Control, Shares will no longer satisfy the requirements of Part 4 of Schedule 4, the Board may determine that Vested Options may be exercised within the period of 20 days following the change of Control. For the avoidance of doubt, where the Board determines that this Rule 8.5 applies, it shall apply in precedence to and instead of Rule 8.4.

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8.6	If the Board reasonably expects a Relevant Event to occur, the Board may make arrangements permitting Vested Options to be exercised for a period of 20 days ending with the Relevant Event. In the event that the Board makes provision for the exercise of Options under this Rule 8.6:

(a)	if the Relevant Event occurs within 20 days of the date of purported exercise, and the Option has not been exercised by the date of the Relevant Event, the Option shall lapse; and

(b)	if the Relevant Event does not occur within 20 days of the date of purported exercise, the share option shall be treated as not having been exercised.

For the avoidance of doubt, where the Board determines that this Rule 8.6 applies, it shall apply in precedence to and instead of Rule 8.4.

8.7	If, as a result of a Relevant Event, a company has obtained Control of the Company, each Option Holder may, by agreement with that company (Acquiring Company) within the Rollover Period, release each Option (Old Option) for a replacement option (New Option). A New Option shall:

(a)	be over shares that satisfy the requirements of paragraphs 16 to 20 of Schedule 4 in the Acquiring Company (or some other company falling within paragraph 27(2)(b) of Schedule 4); and

(b)	be a right to acquire such number of those shares as have, immediately after grant of the New Option, a total Market Value substantially the same as the total Market Value of the shares subject to the Old Option immediately before its release; and

(c)	have an exercise price per share such that the total price payable on complete exercise of the New Option is substantially the same as the total price that would have been payable on complete exercise of the Old Option; and

(d)	so far as practicable, be on terms otherwise identical to the Old Option immediately before the Old Option’s release.

8.8	Any Rollover Period shall have the same duration as the applicable appropriate period defined in paragraph 26(3) of Schedule 4.

8.9	Any New Option granted under Rule 8.7 shall be treated as having been acquired at the same time as the relevant Old Option for all other purposes of the Plan.

8.10	The Plan shall be interpreted in relation to any New Options as if references to:

(a)	the Company (except for those in the definitions of Constituent Company and Eligible Company) were references to the Acquiring Company (or to any other company whose shares are subject to the New Options, as the context may require); and

(b)	the Shares were references to the shares subject to the New Options.

8.11	The Company will remain the scheme organiser of the Plan (as defined in paragraph 2(2) of Schedule 4) following the release of Options and the grant of New Options under Rule 8.7.

8.12	The Acquiring Company shall issue (or procure the issue of) an Option Certificate for each New Option.

8.13	In this Rule 8 (other than Rule 8.7), a person shall be deemed to have obtained Control of a company if they, and others acting with them, have obtained Control of it together.

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8.14	If the shareholders of the Company receive notice of a resolution for the voluntary winding up of the Company, subject to Rule 9.2, any Vested Option may be exercised in the period before that resolution is withdrawn, rejected or passed.

8.15	The Board shall notify Option Holders (and Grantors other than the Company) of any event that is relevant to Options under this Rule 8 within a reasonable period after the Board becomes aware of it.

9	Lapse and suspension of Options

9.1	Options may not be transferred or assigned or have any charge or other security interest created over them. An Option shall lapse if the relevant Option Holder attempts to do any of those things. But, the transfer of an Option to an Option Holder’s personal representatives on the death of the Option Holder will not cause an Option to lapse.

9.2	An Option shall lapse on the earliest of the following:

(a)	the expiry of 30 days from the Date of Grant if the Option Holder fails to execute a Deed of Acceptance; or

(b)	any attempted action by the Option Holder falling within Rule 9.1; or

(c)	where the whole of an Option becomes incapable of exercise due to a Performance Condition becoming incapable of being met, the date on which the Board determines that the Performance Condition is incapable of being met; or

(d)	the date on which the Option shall lapse, as specified in the Option Certificate; or

(e)	the expiry of the applicable time limits in Rule 7; or

(f)	the first anniversary of the Option Holder’s death; or

(g)	if a Relevant Event (as defined in Rule 8.1) takes place, the expiry of the applicable time limit in Rules 8.4 to 8.6; or

(h)	when the Option Holder becomes bankrupt under Part IX of the Insolvency Act 1986, or applies for an interim order under Part VIII of the Insolvency Act 1986, or proposes or makes a voluntary arrangement under Part VIII of the Insolvency Act 1986, or takes similar steps, or is similarly affected, under laws of any jurisdiction that correspond to those provisions of the Insolvency Act; or

(i)	the tenth anniversary of the Date of Grant.

9.3	Part of an Option shall lapse where only part of an Option has Vested, in which case the unvested part shall lapse upon the end of the Vesting Period or upon the occurrence of a Relevant Event pursuant to Rule 8 as applicable unless the Board specifies otherwise pursuant to Rule 3.5.

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10	Variation of share capital

If there is any variation of the share capital of the Company (whether that variation is a capitalisation issue (other than a scrip dividend), rights issue, consolidation, subdivision or reduction of capital or otherwise) that affects (or may affect) the value of Options to Option Holders, the Board may adjust the number and description of Shares subject to each Option and/or the Exercise Price of each Option in a manner that the Board, in its reasonable opinion, considers to be fair and appropriate. However:

(a)	adjustments to the Exercise Price may only be made in accordance with the provisions of paragraph 22 of Schedule 4;

(b)	any adjustment to the number of Shares may be made only in accordance with either paragraph 22 of Schedule 4 or a mechanism notified to the Option Holder at grant;

(c)	the total market value of the Shares subject to the Option is, immediately after the variation of share capital, substantially the same as immediately before the variation of share capital;

(d)	the amendment of any Option granted by a Grantor other than the Company shall require the consent of that Grantor (which shall not be unreasonably withheld);

(e)	the total amount payable on exercise of an Option immediately after the variation of Share Capital must be substantially the same as immediately before the variation of share capital; and

(f)	the Exercise Price for a Share to be newly issued on the exercise of any Option shall not be reduced below its nominal value (unless the Board resolves to capitalise, from reserves, an amount equal to the amount by which the total nominal value of the relevant Shares exceeds the total adjusted Exercise Price, and to apply such amount to pay-up the relevant Shares in full).

11	Malus and clawback

11.1	A malus or clawback adjustment under Rule 11.2 or 11.3 (as applicable) may take place in the following circumstances, including, but not limited to if, in the reasonable opinion of the Board and following consultation with the relevant employing Associate Company;

(a)	an Option Holder’s actions amount to serious misconduct, fraud, breach of fiduciary duty or dishonesty which causes significant financial loss for the group and/or the Option Holder’s business unit;

(b)	the Company has reasonable evidence of fraud or material dishonesty by the Option Holder;

(c)	an Option Holder has materially failed to meet appropriate standards of fitness and propriety and as a consequence the Group or the Participant’s business unit incurs a significant loss of reputation;

(d)	the Option Holder has become aware of any material wrongdoing on the part of the Option Holder; or

(e)	the Option Holder is in breach of a fiduciary duty owed to any group Company.

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11.2	Notwithstanding any other Rule of the Plan where, before the exercise of an Option, the Board determines that an event described in Rule 11.1 has occurred the Board may in its absolute discretion resolve that the provisions of Rule 11 will be applied in respect of any Option (as applicable) to:

(a)	reduce the amount of the Option that is capable of Vesting and being exercised (including, if appropriate, to zero);

(b)	cancel the participation of the Option Holder in the Plan; or

(c)	impose further conditions on the exercise of the Option.

11.3	Notwithstanding any other Rule of the Plan where, after the exercise of an Option, the Board determines that an event described in Rule 11.1(a) has occurred in relation to or relevant to that Option the Board may determine a Clawback Amount in relation to the exercised Option.

11.4	Subject to Rule 11.5, the Clawback Amount shall be such amount as the Board considers to be fair and reasonable, taking account of all circumstances that the Board considers to be relevant, but shall not be more than the greater of:

(a)	the Market Value of the Shares in respect of which the Option was exercised; and

(b)	the Market Value of the Shares measured on the date of the determination minus the Exercise Price.

11.5	If the Option Holder has paid or is liable to pay any income tax or National Insurance contributions in relation to the Option or the Shares and which cannot be recovered from or repaid by HMRC, the Board may in its discretion decide to reduce the Clawback Amount to take account of this amount.

11.6	The Option Holder shall reimburse the Company for the Clawback Amount, in any way acceptable to the Board, on or as soon as possible after the Board determines a Clawback Amount in relation to the Option. If the Option Holder fails to reimburse the Company within 30 days after the determination, the Company shall obtain reimbursement from the Option Holder in any (or any combination) of the following ways:

(a)	by reducing or cancelling any Options that the Option Holder has not exercised;

(b)	by reducing or cancelling any cash bonus payable to the Option Holder by any Constituent Company;

(c)	by reducing or cancelling any future or existing award made or option granted to the Option Holder under any other Share Incentive Scheme or bonus scheme operated by any Constituent Company;

(d)	by requiring the Option Holder to make a cash payment to a Constituent Company;

(e)	by requiring the Option Holder to transfer Shares to any party nominated by the Board for no consideration;

(f)	by reducing the Option Holder’s Salary.

11.7	In all cases, the decision of the Board as to whether any of the circumstances set out in Rule 11.1 exist shall be conclusive and final.

11.8	If the Board exercises its discretion in accordance with this Rule 11 it will confirm this in writing to the Option Holder.

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12	Tax liabilities

12.1	Each Option shall include a requirement that the Option Holder irrevocably agrees to:

(a)	pay to the Company, his employer or former employer (as appropriate) the amount of any Tax Liability; or

(b)	enter into arrangements to the satisfaction of the Company, his employer or former employer (as appropriate) for payment of any Tax Liability.

12.2	The Board may, in its discretion, include provision in an Option Certificate (or may otherwise subsequently determine) that a Tax Liability for the purpose of this Rule 12 shall not include any Employer Contributions.

12.3	An Option Holder’s employer or former employer may decide to release the Option Holder from, or not to enforce, any part of the Option Holder’s obligations in respect of Employer Contributions under Rule 12.1 and Rule 12.2.

12.4	If an Option Holder does not fulfil his obligations under either Rule 12.1(a) or Rule 12.1(b) in respect of any Tax Liability arising from the exercise of an Option within seven days after the date of exercise and Shares are readily saleable at that time, the Grantor shall withhold Sufficient Shares from the Shares that would otherwise be delivered to the Option Holder. From the net proceeds of sale of those withheld Shares, the Grantor shall pay to the Company, employer or former employer an amount equal to the Tax Liability and shall pay any balance to the Option Holder.

12.5	Option Holders shall have no rights to compensation or damages on account of any loss in respect of Options or the Plan where such loss arises (or is claimed to arise), in whole or in part, from the Plan ceasing to be a Schedule 4 CSOP.

12.6	Each Option shall include a requirement that the Option Holder irrevocably agrees to enter into a joint election under section 431(1) or section 431(2) of ITEPA 2003, if required to do so by the Company, his employer or former employer, on or before the date of exercise of the Option.

13	Relationship with employment contract

13.1	The rights and obligations of any Option Holder under the terms of his office or employment with the Company (or any Eligible Company or former Eligible Company) shall not be affected by being an Option Holder.

13.2	The value of any benefit realised under the Plan by Option Holders shall not be taken into account in determining any pension or similar entitlements.

13.3	Option Holders and Employees shall have no rights to compensation or damages on account of any loss in respect of Options or the Plan where such loss arises (or is claimed to arise), in whole or in part, from:

(a)	termination of office or employment with; or

(b)	notice to terminate office or employment given by or to,

the Company, any Eligible Company or any former Eligible Company. This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused and however compensation or damages may be claimed.

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13.4	Option Holders and Employees shall have no rights to compensation or damages from the Company, any Constituent Company or any former Constituent Company on account of any loss in respect of Options or the Plan where such loss arises (or is claimed to arise), in whole or in part, from:

(a)	any company ceasing to be a Constituent Company; or

(b)	the transfer of any business from a Constituent Company to any person that is not a Constituent Company.

This exclusion of liability shall apply however the change of status of the relevant Constituent Company, or the transfer of the relevant business, is caused, and however compensation or damages may be claimed.

13.5	An Employee shall not have any right to receive Options, whether or not they have previously been granted any.

14	Notices

14.1	Any notice or other communication required or made in connection with any Option or otherwise under this Plan shall be in writing and shall be:

(a)	delivered personally; or

(b)	sent by recorded delivery post; or

(c)	sent by commercial courier; or

(d)	sent by e-mail (but e-mail communications shall only be treated as validly sent if an appropriate report of receipt has been returned to the sender by the e-mail system).

14.2	Communications made in accordance with Rule 14.1 above shall be addressed to the parties interested in the Plan as specified below:

(a)	in the case of communications to any Option Holder, to:

(i)	their work address; or

(ii)	their home address, meaning that most recently notified to the sender; or

(iii)	their work e-mail address; or

(iv)	if one has been notified to the sender, their private e-mail address; and

(b)	in the case of communications to an Option Holder who has died (where the sender has notice of the death), to:

(i)	the Option Holder’s home address, meaning that most recently notified to the sender; or

(ii)	any address (marked for the attention of any specified person) or any e-mail address that the Option Holder’s personal representatives have notified to the Company for such communications; and

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(c)	in the case of communications to the Company, to:

(i)	its registered office, marked for the attention of the Company Secretary; or

(ii)	any other address (marked for the attention of any specified person) that may have been notified by the Company to the sender; or

(iii)	any e-mail address that may have been notified by the Company to the sender.

14.3	Communications made to any Option Holder’s personal representatives shall be deemed to have been duly received:

(a)	if delivered personally, when left at the relevant address; or

(b)	if sent by pre-paid first class post or recorded delivery post, at 12 noon on the second business day after posting; or

(c)	if sent by commercial courier, at the time specified on the signed delivery receipt;

(d)	if sent by e-mail, at the time specified in the relevant report of receipt returned to the sender.

14.4	Communications sent to the Company shall:

(a)	be duly made only if actually received in accordance with this Rule 14.4; and

(b)	shall be treated as made at the time they are received for all purposes of the Plan.

14.5	This Rule 14.5 shall not apply to the service of any proceedings or other documents in any legal action.

15	Administration and amendment

15.1	The Plan shall be administered by the Board.

15.2	The Board may amend the Plan from time to time, but:

(a)	no material amendment may be made to the Plan without the prior approval by ordinary resolution of the members of the Company in general meeting;

(b)	no amendment may be made to a Key Feature of the Plan if, as a result of the amendment, the Plan would no longer be a Schedule 4 CSOP;

(c)	no material amendment may apply to Options granted before the amendment was made:

(i)	without the prior approval by ordinary resolution of the members of the Company in general meeting;

(ii)	if the Grantor is not the Company, without the consent of the Grantor (which shall not be unreasonably withheld); and

(iii)	without the consent of the Option Holder.

15.3	The cost of setting up and operating the Plan shall be borne by the Constituent Companies in proportions determined by the Board.

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15.4	The Company shall ensure that at all times:

(a)	if the Company has restricted the number of Shares it can issue in its articles of association, that is has sufficient unissued or treasury Shares available, taking into account any other obligations of the Company to issue Shares and to transfer Shares from treasury; and/or

(b)	arrangements are in place for any third party to transfer issued Shares,

to satisfy the exercise of all Options of which the Company is the Grantor.

15.5	Each Grantor other than the Company shall at all times:

(a)	keep sufficient issued Shares available; and/or

(b)	hold sufficient enforceable rights to subscribe for Shares, or to acquire issued Shares,

to satisfy the exercise of all Options granted by that Grantor.

15.6	The Board shall determine any question of interpretation and settle any dispute arising under the Plan. In such matters, the Board’s decision shall be final.

15.7	The Company and any other Grantor shall not be obliged to notify any Option Holder if an Option is due to lapse.

15.8	The Company, any other Grantor shall not be obliged to provide Option Holders with copies of any materials sent to the holders of Shares.

16	Governing law

The Plan and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

17	Jurisdiction

17.1	Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with the Plan or its subject matter or formation (including non-contractual disputes or claims).

17.2	Each party irrevocably consents to any process in any legal action or proceedings under Rule 17.1 above being served on it in accordance with the provisions of the Plan relating to service of notices. Nothing contained in the Plan shall affect the right to serve process in any other manner permitted by law.

18	Third Party Rights

18.1	A person who is not a party to the Option shall not have any rights under or in connection with it as a result of the Contracts (Rights of Third Parties) Act 1999 except where such rights arise under any provision of the Plan for any employer or former employer of the Option Holder which is not a party.

This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

18.2	The rights of the parties to an Option to surrender, terminate or rescind it, or agree any variation, waiver or settlement of it, are not subject to the consent of any person that is not a party to the Option as a result of the Contracts (Rights of Third Parties) Act 1999.

19	Data protection

As part of the Plan, the Company will process personal data about Option Holders from time to time. The Company will process such personal data in accordance with applicable data protection legislation and in accordance with its Employee Privacy Policy (as amended from time to time) and/or Privacy Notices issued to Employees.

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